Exhibit (d)(1)(a)

AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

This amendment dated August 10, 2023 to the Investment Advisory Agreement (this “Agreement”), dated as of April 15, 2015, by and between IndexIQ ETF Trust, a Delaware trust (the “Trust”), and IndexIQ Advisors LLC, a Delaware limited liability company (the “Advisor”) is entered into pursuant to Section 8 of the Agreement and is effective as of August 31, 2023.

WHEREAS, the Advisor and the Trust desire to amend Appendix A of the Agreement to reflect name changes of certain series of the Trust;

NOW, THEREFORE, the parties agree that Appendix A of the Agreement is hereby amended and restated in the form of Appendix A attached hereto.

This Amendment, the Agreement, and the attachments to the Agreement constitute the entire agreement between the parties and supersede all prior agreements and understandings between them relating to the subject matter hereof. No modification of the Agreement or this Amendment should be binding on either party unless it is in writing and signed on behalf of each party by a duly authorized representative. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and each of which, taken together, shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers effective as of the date set forth above.

INDEXIQ ETF TRUST		INDEXIQ ADVISORS LLC

By:	/s/ Jack R. Benintende	By:	/s/ Kirk C. Lehneis
Name:	Jack R. Benintende	Name:	Kirk C. Lehneis
Title:	Vice President	Title:	Chief Executive Officer

Appendix A

to

INVESTMENT ADVISORY AGREEMENT

(As of August 31, 2023)

Fund	Management Fee
IQ Hedge Multi-Strategy Tracker ETF	0.75%
IQ Global Resources ETF	0.30%
IQ Merger Arbitrage ETF	0.75%
IQ Real Return ETF	0.29%
IQ CBRE NextGen Real Estate ETF	0.69%
IQ FTSE International Equity Currency Neutral ETF	0.19%
IQ U.S. Small Cap ETF	0.35%
IQ U.S. Large Cap ETF	0.25%
IQ 500 International ETF	0.25%
IQ Candriam U.S. Large Cap Equity ETF	0.09%
IQ Candriam International Equity ETF	0.15%
IQ Healthy Hearts ETF	0.45%
IQ Engender Equality ETF	0.45%
IQ Cleaner Transport ETF	0.45%
IQ Clean Oceans ETF	0.45%
IQ U.S. Large Cap R&D Leaders ETF	0.16%
IQ U.S. Mid Cap R&D Leaders ETF	0.14%
IQ Global Equity R&D Leaders ETF	0.18%
IQ Candriam U.S. Mid Cap Equity ETF	0.15%

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